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                                                                    Exhibit 23.2


                       CONSENT OF INDEPENDENT ACCOUNTANTS

         We hereby consent to the incorporation by reference in the Registration
Statement on Form S-8 (        ) of our report dated March 18, 1998, on the
financial statements of Applied Analytical Industries, Inc. which appears on page 27 of the 1997 Annual Report to Shareholders of Applied Analytical Industries, Inc., which is incorporated by reference in Applied Analytical Industries, Inc.'s Annual Report on Form 10-K/A for the year ended December 31, 1997, as amended, dated April 9, 1998. We also consent to the application of such report to the Financial Statement Schedules for the three years ended December 31, 1997, when such schedules are read in conjunction with the financial statements referred to in our report. The audits referred to in such report also included these Financial Statement Schedules.


/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

Atlanta, Georgia
March 15, 1999